SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

PATCH INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-28627 (Commission File Number)	87-0393257 (IRS Employer Identification No.)

Suite 300, 441 – 5th Avenue S.W., Calgary, Alberta, Canada T2P 2V1

(Address of principal executive offices)(Zip Code)

(403) 441-4390

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2007, Patch International Inc. appointed Thomas K. Rouse as Chief Financial Officer. From May 2004 to March 2007, Mr. Rouse was the Vice President of Finance, Chief Financial Officer and Co-founder of Great Plains Exploration Inc. where he played a key role in securing a listing on the Toronto Stock Exchange. From November 1996 to May 2004, Mr. Rouse served as the Vice President, Finance and Chief Financial Officer and was a consultant to Rider Resources Inc. His experience prior to 1996 includes various accounting positions with Petrorep Resources Ltd., Greyhound Lines of Canada Ltd., Coseka Resources Limited, and Amoco Canada Petroleum Company Ltd.

In 1980, Mr. Rouse obtained a Bachelor of Commerce, Accounting degree from the University of Saskatchewan. In 1986, he became a Certified Management Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATCH INTERNATIONAL INC.
April 11, 2007	By: /s/ Michael S. Vandale Michael S. Vandale, President

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